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                                  EXHIBIT 10.16

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT is entered into on March 1, 2001, by and between the Landlord and the Tenant named below.

                                   Article I

                    Definitions and Contract Basic Provisions

      1.1. Definitions.

              (a) "Landlord": CDK & Associates Limited Partnership

              (b) "Landlord's Address": 8720 Satyr Hill Road, Baltimore, Maryland 21234

              (c) "Tenant": Chesapeake Bank of Maryland

              (d) "Tenant's Address": 2001 East Joppa Road, Baltimore, Maryland 21234

              (e) "Demised Premises": Nusinov Plaza (the "Shopping Center") in Baltimore County, Maryland. The Demised Premises is approximately 2,400 square feet in area measured to the exterior of outside walls and to the center of interior walls, and the Demised Premises are known as 8716 Satyr Hill Road, Baltimore, Maryland 21234.

              (f) "Lease Term": Commencing on March 1, 2001 (the "Commencement Date"), and terminating February 28, 2006, Lessor shall have the option to renew lease for 3 additional 5 year terms with 90 days notice. At beginning of first report, the rent will be $260 and will go to _________ within the 4/th/ and 10/th/ year. Additional option lease will be negotiated in good faith.

              (g) "Minimum Guaranteed Rental": Minimum Guaranteed Rental shall be $2,400 per month from the Commencement Date through February 29, 2004, and $2,500 per month during the remainder of the Lease Term.

              (h) "Common Area Maintenance Charge": The Common Area Maintenance Charge shall be payable in advance every January 15, April 15, July 15, and October 15, during the Lease Term. During the first three (3) years of the Lease Term, the Common Area Maintenance Charge shall be $860 per quarter. Beginning with the Common Area Maintenance Charge due April 15, 2004 through the remainder of the Lease Term, the Common Area Maintenance Charge shall be increased by an amount to be determined by the Landlord in its

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sole discretion, but not to exceed five percent (5%) of the initial Common Area
Maintenance Charge. Landlord shall give Tenant advance written notice of the new Common Area Maintenance Charge. On or before the Commencement Date, Tenant shall pay to Landlord a prorated portion of the Common Area Maintenance Charge for the period between the Commencement Date and April 15, 2001.

                 (i) "Security Deposit": The amount of $2,400.00.

                 (j) "Permitted Use": Loan and Related Banking Functions of Tenant offices.

     1.2. Interpretation. Each of the above definitions and basic provisions shall be construed in conjunction with and limited to the references thereto in the other provisions of this lease.

                                   Article II

                                 Granting Clause

     2.1. Grant. In consideration of Tenant's obligation to pay rent and of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Demised Premises as described in Section 1.1(e), TO HAVE AND TO HOLD the Demised Premises for the Lease Term specified in Section 1.1(f), all upon the terms and conditions set forth in this lease. If Tenant performs all of its covenants and agreements herein, it shall, subject to the terms of this lease, at all times during the continuance thereof, have peaceful and quiet possession of the Demised Premises.

                                  Article III

                     Construction and Acceptance of Premises

     3.1. Tenant Improvements.

          (a) Landlord's Work. Prior to Tenant's occupancy of the Demised Premises, Landlord shall perform the following work with respect to the Demised Premises (collectively, "Landlord's Work"):

                   (i) On or before February 1, 2001, Landlord shall install exterior lighting outside the Demised Premises. The light fixtures to be installed by Landlord shall be approved by Tenant prior to installation; provided, however, that if Tenant's approval of the light fixtures is not given on or before January ___, 2001, then Landlord shall entitled to a reasonable extension beyond February 1, 2001 in which to complete the installation of the exterior lighting.

                   (ii) Prior to the Commencement Date, Landlord shall remove all ceiling grids and titles and carpeting from the Demised Premises, as well as any partition walls that Tenant requests to be removed

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                         from the Demised Premises. Tenant shall designate in
                         writing to Landlord on or before February 1, 2001 which partition walls are to be removed.

          (b) Tenants Work. Within thirty (30) days after the date hereof, Tenant shall submit to Landlord Tenant's plans and specifications for the improvements to be constructed by Tenant in the Demised Premises ("Tenant's Work"). Landlord shall have the right to approve or object to such plans and specifications within ten (10) days after receipt of such plans and specifications. Tenant shall revise such plans and specifications for Landlord's final approval within twenty (20) days after receipt of Landlord's objections. If Landlord does not approve such revised plans and specifications, Tenant shall revise such plans and specifications in accordance with this paragraph until Landlord's final approval is received. The necessity of revisions to the plans and specifications shall affect the Commencement Date.

     [Paragraph Deleted]

     Tenant shall cause the Tenant's Work to be completed in a good and workmanlike manner and in accordance with the plans and specifications approved by Landlord and all applicable laws, ordinances, rules, regulations and building codes, at Tenant's sole cost and expense, subject to the application of the Tenant Allowance as described in subsection (c) below. Tenant shall be responsible, at Tenant's sole cost and expense, for obtaining any permits required for construction of Tenant's Work.

          (c) Tenant Allowance. Landlord shall contribute the sum of Five Thousand Dollars ($5,000.00) (the "Tenant Allowance") toward the construction of the tenant improvements described in subsection (b) above. The Tenant Allowance shall be applied first to the Landlord's Work, and the remainder of the Tenant Allowance shall be available for reimbursement to Tenant within thirty (30) days after submission to Landlord of invoices relating to the design and/or construction of the Tenant's Work.

     3.2. Occupancy. By occupying the Demised Premises, Tenant shall be deemed to have accepted them and to have acknowledged that they comply fully with Landlord's covenants and obligations hereunder.

     3.3. Recordable lease memorandum. Landlord and Tenant, at either's request, shall execute and deliver a short form lease in recordable form containing the basic provision of this agreement, acknowledging that Tenant has accepted possession and reciting the exact Commencement Date and termination date of this lease. The requesting party shall pay all costs, including recordation and transfer taxes, of recording such memorandum.

                                   Article IV

                                      Rent

     4.1. Payment of rent. Rental shall accrue hereunder from the Commencement Date, and shall be payable to Landlord at the address specified in
Section 1.1(b).

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     4.2. Minimum rent. Tenant shall pay to Landlord Minimum Guaranteed Rental in monthly installments in the amounts specified in Section 1.1(g). The first monthly installment shall be due and payable on or before the Commencement Date, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the demised term.

     4.3. Late payment penalty. The Minimum Guaranteed Rental shall be payable on or before the first day of the month (in accordance with Section 4.2). If the rental is not received within eight (8) days after its due date for any reason, a late charge of 5% of Amount Due shall be due and payable as additional rent.

     4.4. Partial acceleration. If Tenant fails to make rental payments within eight (8) days after due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant, that Minimum Guaranteed Rentals be paid in advance quarterly instead of monthly, that all future rental payments be made on or before the due date by cash, cashier's check, or money order, and that delivery of Tenant's personal or corporate check no longer constitutes a payment of rental under this lease. (The above rights are in addition to Landlord's right under Section 4.3 to receive late charges, as well as its other rights and remedies accruing under other terms, provisions, and covenants (including Articles XVIII and XIX of this lease). Any subsequent acceptance by Landlord of a monthly rental payment or a personal or corporate check shall not be construed as a waiver of its rights.

                                   Article V

                                  Common Areas

     5.1. Common area parking. The term "Common Area" is defined for all purposes of this lease as that part of the Shopping Center, including applicable facilities, that are intended for the common use of all tenants. For purposes of this definition, facilities include the parking area, private streets and alleys, landscaping, curbs, loading area, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like. Not included, however, are space in existing or future buildings designed for commercial rental purposes and streets and alleys maintained by a public authority. Landlord may from time to time change the dimensions and locations of the Common Area, as well as the dimensions, identity, and type of all buildings in the Shopping Center. Tenant, and its employees, customers, subtenants, licensees, and concessionaries shall have the nonexclusive right to use the Common Area as constituted from time to time. The use shall be in common with Landlord, other tenants to the Shopping Center, and other persons permitted by Landlord to use the Shopping Center. The use shall be subject to all reasonable rules and regulations prescribed by Landlord, including the designation of specific areas within the Shopping Center or in reasonable proximity to it for parking automobiles owned by Tenant and its employees, subtenants, licensees, and concessionaries. In this regard, Tenant shall furnish to Landlord, at its request, a complete list of the license numbers of all automobiles operated by Tenant and its employees, subtenants, licensees, and concessionaires. If automobiles or other vehicles owned or operated by Tenant or the above persons are at any time parked in a part of the Shopping Center that is not specifically designated for employee parking, Tenant shall pay to Landlord, as additional rent, an amount equal to the daily or hourly charge established by Landlord for each

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automobile or other vehicle so parked. Tenant shall not solicit business within the Common Area or take any action that would interfere with the rights of other persons to use it. Landlord may temporarily close any part of the Common Area for any period necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

     5.2. Substitute parking. Landlord may from time to time substitute for any parking areas other areas, whether elevated, surface, or underground, reasonably accessible to tenants of the Shopping Center.

     5.3. Management and maintenance. Landlord shall be responsible for the operation, management, and maintenance of the Common Area. The manner of and expenditures for maintenance shall be in Landlord's reasonable discretion.

     5.4. Common Area Charges. In addition to rentals and other charges prescribed in this lease, Tenant shall pay to Landlord Tenant's proportionate share of the cost incurred by Landlord of operating and maintaining the Common Area, including costs for lighting, painting, cleaning, policing, inspecting, repairing and replacing, and for heating and cooling any enclosed mall or promenade in the Shopping Center, as well as general real estate taxes, assessments, the costs of trash removal from the Shopping Center, the cost of hazard insurance, and a reasonable allowance for Landlord's overhead costs and for depreciation of maintenance equipment. However, such costs shall not include depreciation of Landlord's original investment. Tenant's proportionate share of the cost of operating and maintaining the Common Area shall be the Common Area Maintenance Charge specified in Section 1.1(h) above. Tenant shall make the payments to Landlord at quarterly intervals.

                                   Article VI

                            Use and Care of Premises

     6.1. Use; name continuous operation. The Demised Premises may be used only for the Permitted Use specified in Section 1.1(j) unless Landlord gives prior written consent. Tenant shall not at any time leave the Demised Premises vacant, but shall in good faith continuously throughout the term of this lease conduct and carry on the type of business for which the Demised Premises are leased. Tenant shall operate its business in an efficient, high class, and reputable manner. [remainder of paragraph deleted]

     6.2. Compliance with insurance requirements. Tenant shall not, without Landlord's prior written consent, keep anything within the Demised Premises or use the Demised Premises for any purpose which increases the insurance premium costs or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center. All property kept, stored or maintained within the Demised Premises by Tenant shall be at its sole risk.

     6.3. Discount sales nuisance. Tenant shall not do any of the following acts: conduct within the Demised Premises any fire, auction, bankruptcy, "going-out-of-business," "lost-our-lease," or similar sales or operate within the Demised premises a "wholesale" or "factory outlet" store, a cooperative store, a "second hand" store, a "surplus" store or a store commonly referred to as a "discount house"; advertise that it sells its products or services at "discount," "cut price,"

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or "cut-rate" prices; permit any objectionable or unpleasant odors to emanate from the Demised Premises place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises or where it can be seen or heard from outside the building; place any antenna, awning or other projection on the exterior of the Demised Premises; take any other action that would constitute a nuisance or would disturb or endanger other tenants of the Shopping Center or unreasonably interfere with their use of their respective Premises; or do anything that would tend to injure the reputation of the Shopping Center.

     6.4. Rubbish. Tenants shall take good care of the Demised Premises and keep them free from waste at all times. Tenants shall keep the Demised Premises and sidewalks, service ways and loading areas adjacent to the Demised premises neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Demised Premises or within areas within the Shopping Center designated by the Landlord for trash collection and storage. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center area.

     6.5. Display windows. Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs and exterior lighting under any canopy in front of the Demised Premises lighted during operating hours of the Shopping Center.

     6.6. Address in advertising. Tenant shall include the address and identity of its business activities in the Demised Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned.

     6.7. Licenses. Tenant shall procure at its expense all permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.

     6.8. Environmental Compliance. Tenant shall not cause any hazardous waste, toxic substance, or related materials (collectively, the "Hazardous Materials") to be used, collected, generated, stored, or disposed of on, under, or about, or transported to or from, the Demised Premises (collectively, the "Hazardous Materials Activities") without first obtaining Landlord's written consent, which consent may be withheld for any reason whatsoever and which may be revoked at any time, and then only in compliance (which shall be at Tenant's sole cost and expense) with all applicable laws, rules, ordinances, statutes, regulations, and requirements and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, invitees, or guests. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and its agents and others claiming any interest in the Demised Premises by, through, or under Landlord, harmless from any claims, losses, expenses, damages, costs, and liabilities arising out of Tenant's Hazardous Materials Activities on, under, or about the Demised Premises. Landlord and its agents and others claiming any interest in the Demised Premises by, through, or under Landlord, shall not be liable to Tenant regardless of whether Landlord has approved Tenant's Hazardous Materials Activities. For the purposes of this Section 6.8, Hazardous Materials means (a) any "hazardous waste" as defined by the Resource Conservation

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and Recovery Act of 1976 (42 U.S.C. (S)(S) 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder, (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) any "oil, petroleum products, and their by-products" as defined by the Maryland Natural Resources Code Ann.
(S) 8-1411(a)(3), as amended from time to time, and regulations promulgated thereunder; (d) any "hazardous substance" as defined by the Maryland Health Environmental Code Ann., Title 7, subtitle 2, as amended from time to time, and regulations promulgated thereunder; (e) any substance the presence of which on the Premises is prohibited by any law similar to those set forth in this definition; and (f) any other substance that by law requires special handling in its collection, storage, treatment, or disposal. This Section 6.8 shall survive the expiration or earlier termination of the Lease Term.

                                  Article VII

                       Maintenance and Repair of Premises

     7.1. Landlord obligations. Landlord shall keep the foundation, the exterior walls (except plate glass windows, doors, door closure devices and other exterior openings window and door frames, molding, locks, and hardware special store fronts lighting, heating, air-conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures, signs, placards, decorations or advertising media of any type and interior painting or other treatment of exterior walls) and roof of the Demised Premises in good repair. Landlord, however, shall not be required to make any repairs caused by the act or negligence of Tenant or of its agents, employees, subtenants, licensees, or concessionaires. Tenant shall give Landlord immediate written notice of all repairs that Landlord is required to make on or in the Demised Premises, but it shall have a reasonable time after receipt of the notice to make the necessary repairs.

     7.2. Tenant obligations. Tenant, at its expense, shall keep the Demised Premises in good, clean, and habitable condition and free of insects, rodents, vermin, and other pests. Tenant shall also make all needed repairs and replacements (including replacement of cracked or broken glass), except for those required of Landlord under Section 7.1. Without limiting the foregoing, Tenant shall repair and replace all lighting, heating, air-conditioning, plumbing, and other electrical, mechanical, and electromotive installation, equipment, and fixtures, make all utility repairs in ducts, conduits, pipes, and writing, and clear up any sewer stoppage located in, under, and above the Demised Premises. If Tenant does not make a required repair within ten (10) days after it receives Landlord's written notice, Landlord may make the repair without liability to Tenant for resulting loss or damage to Tenant's stock or business. In that case, Tenant shall pay to Landlord upon demand, as additional rent under this lease, the cost of repairs plus the maximum contractual interest (not to exceed 12 percent per month) that Landlord could charge to Tenant for a comparable loan in the state where the Demised Premises are located. Such interest shall accrue continuously from the date of payment by Landlord until repayment by Tenant. Notwithstanding the provisions of Section 7.1 or this
Section 7.2, if during the first twelve (12) months of the Lease Term, Tenant discovers that the heating, ventilation, and air conditioning systems serving the Demised Premises are not in good repair, Landlord will make the necessary repairs at Landlord's expense. Upon expiration or termination of this lease, Tenant

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shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord under Section 7.1.

                                  Article VIII

                                   Alterations

     8.1. Tenant installations. Except as provided in Section 3.1(b), Tenant shall not make any alterations, additions or improvements, to the Demised Premises without Landlord's prior written consent, except for the installation of unattached, movable trade fixtures, which may be installed without drilling, cutting or otherwise defacing the Demised Premises. All alterations, additions, improvements and fixtures (other than Tenant's unattached, readily movable furniture and office equipment) made or installed by either party upon the Demised Premises shall remain upon and be surrendered with the Demised Premises and become Landlord's property upon the termination of this lease. However, if Landlord requests removal of the above installations, Tenant shall at its expense do so and restore the Demised Premises to their original condition.

     8.2. Construction work. All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in a manner that causes a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. Tenant shall indemnify Landlord and hold it harmless from and against all loss, liability, or damage resulting from Tenant's work, and shall, if requested by Landlord, furnish satisfactory bond or other security against such loss, liability, or damage. Should mechanic's, materialmen's or other liens be filed against the Demised Premises or the Shopping Center by reason of the acts of Tenant, Tenant shall cause the lien to be cancelled and discharged of record by bond or otherwise within thirty
(30) days of receiving actual notice of such lien.

                                   Article IX

                     Landlord's Right of Access, Use of Roof

     9.1. Access. Landlord may enter upon the Demised Premises at any time for the purposes of inspection, repairs, alterations, or additions to adjacent premises, or to show the Demised Premises to prospective purchasers, lessees, or lenders.

     9.2. "For Lease" signs. Landlord may place and maintain "For Rent" or "For Lease" signs on the Demised Premises during the last 90 days of the Lease Term.

     9.3. Roof. Landlord shall have exclusive use of the roof above the Demised Premises.

                                   Article X

                               Signs, Store Fronts

     10.1. Landlord, at its sole cost and expense, shall add Tenant's name to the sign for the Shopping Center fronting in Satyr Hill Road. Tenant shall not, without Landlord's prior written

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consent, (a) make any changes to the store front, (b) install any exterior lighting decorations, paintings, awnings, canopies, or the like, or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of a type which can be viewed from the exterior of the Demised Premises, excepting only dignified displays of customary type for its display windows. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Shopping Center, from time to time, and be subject to its prior written approval as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times.

                                   Article XI

                                    Utilities

     11.1. Utility conduits. Landlord shall cause to be provided and maintained all necessary mains, conduits, and other facilities for the supply of water, gas, electricity, telephone service, and sewerage service to the Demised Premises.

     11.2. Tenant expense. Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service, and other utilities furnished to the Demised Premises. Landlord may furnish one or more utility services to Tenant. In such event, Tenant shall purchase the use of all such services and pay on demand as additional rent the rates established for them by Landlord. The rates shall not exceed those that local public utility companies would charge for directly furnishing the same services. Landlord may at any time discontinue a service without obligation to Tenant other than to connect the Demised Premises to the public utility furnishing such service.

     11.3. Interrupted service. Landlord shall not be liable for any interruption in utility services not furnished by it, or for interruptions in utility services furnished by it that are due to fire, accident, strike, acts of God, or other causes beyond its control or are necessary to make alterations, repairs, or improvements.

                                  Article XII

                             Indemnity and Insurance

     12.1. Release and indemnity. Landlord shall not be liable to Tenant, its employees, agents, or visitors, or any other person for injury to person or damage to property on or about the Demised Premises or the Common Area, if: caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees, or concessionaires, or any other person entering the Shopping Center under Tenant's express or implied invitation; arising out of Tenant's use of the Demised Premises and the conduct of its business therein; or arising out of a breach or default by Tenant in performing its obligations under this lease. Tenant shall indemnify Landlord and hold it harmless from and against all losses, expenses, or claims arising out of such damage or injury.

     12.2. Public liability insurance. Tenant shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its expense, insuring both Landlord and Tenant

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against all claims, demands, or actions arising out of or in connection with
Tenant's use or occupancy of the Demised Premises or by the condition of the Demised Premises. Each policy shall have a limit of at least $1,000,000 for injuries to or death of any one person, $2,000,00 for any one accident or disaster, and $500,000 for damage or destruction to property, and shall be written by an insurance company satisfactory to Landlord. Tenant shall obtain a written obligation from each insurance company that it will notify Landlord at least ten (10) days before the insurance is canceled. The policies or duly executed certificates of insurance shall be promptly delivered to Landlord, and all required renewals thereof shall be delivered to Landlord at least thirty
(30) days before the respective policy terms expire. If Tenant fails to comply with the above requirements, Landlord may obtain the insurance. In that case, Tenant shall pay to Landlord on demand, as additional rent under this lease, the premium cost of the insurance plus interest at the maximum contractual rate (not to exceed 12 percent per month) from the date of payment by Landlord until repayment by Tenant.

     12.3. Tenant's property insurance. Tenant shall procure and maintain throughout the Lease Term, at Tenant's expense, property insurance covering Tenant's equipment, trade fixtures, and other personal property.

                                  Article XIII

                        No liability for Certain Damages

     13.1. Neither Landlord nor its agents or employees shall be liable to Tenant for any injury to person or damage to property caused by the Demised Premises or other portions of the Shopping Center becoming out of repair, by defect or failure of any structural element of the Demised Premises or of any equipment, pipes, or wiring, by broken glass, by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping, or flowing in to the Demised Premises, except when due to Landlord's willful failure to make required repairs within a reasonable time after it receives written notice that repairs are needed. Landlord also shall not be liable to Tenant for any loss or damage occasioned by or through the acts or omissions of other tenants of the Shopping Center or of other persons, other than Landlord's duly authorized employees and agents.

                                  Article XIV

                               Damages by Casualty

     14.1. Notice. Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

     14.2. Repair or termination. If the Demised Premises are damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease (as provided below), it shall proceed with reasonable diligence and at its expense to repair or rebuild the Demised Premises. Landlord may either terminate this lease or proceed to repair or rebuild the Demised Premises if: (a) the building in which the Demised Premises are located its destroyed or substantially damaged by a casualty not covered by Landlord's insurance, (b) the building is destroyed or made untenantable

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to the extent of over fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust, or other lien on the Demised Premises at the time of the casualty elects, under such particular lien, that all or part of Landlord's insurance proceeds by used in satisfaction of all or part of the indebtedness secured by the lien. Landlord shall give written notice to Tenant of the election within sixty (60) days after the casualty occurs. If Landlord elects to rebuild or repair it shall proceed to do so with reasonable diligence and at its expense. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience arising out of the making of any repairs or restoration or on account of any termination of this Lease pursuant to this Section.

     14.3. Restoration work. Landlord's above obligation to rebuild or repair shall be limited to restoring (a) the Demised premises to substantially the same condition as before the casualty, exclusive of any alterations, additions, improvements, fixtures, and equipment installed by Tenant or (b) Landlord's work (if any) to substantially the same condition as before the casualty, as the case may be. Promptly after Landlord completes the work, Tenant shall proceed with reasonable diligence and at its expense to restore, repair, and replace all alterations, additions, improvements, fixtures, signs, and equipment installed by or belonging to tenant.

     14.4. Continuous operation and rent abatement. During any period of reconstruction or repair, Tenant shall continue to operate it business within the Demised Premises to the extent practicable. During the period from occurrence of the casualty until Landlord's completion of the repairs, the Minimum Guaranteed Rental shall be reduced in proportion to the part of the Demised Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of Minimum Guaranteed Rental if the Demised Premises, though damaged, are still usable by Tenant in the conduct of its business).

                                   Article XV

                                 Eminent Domain

     15.1. Substantial taking. This lease shall terminate if more than thirty percent (30%) of the floor area of the Demised Premises is taken for any public or quasi-public use under a governmental law, ordinance, or regulation, or by right of eminent domain or by private purchase in lieu thereof. In any such case, the rent shall be abated during the unexpired portion of the lease, effective on the date the condemning authority takes physical possession.

     15.2. Partial taking. This lease shall not terminate if thirty percent (30%) or less of the floor area of the Demised Premises is taken as provided in
Section 15.1. However, the Minimum Guaranteed Rental payable during the unexpired portion of this lease shall be reduced in proportion to the are taken, effective on the date the condemning authority takes physical possession. Following the partial taking, Landlord shall make all necessary repairs or alterations to the remaining Demised Premises or within the scope of its work, as the case may be, to make the remaining portions of the Demised Premises an architectural whole.

     15.3. Common area. If any part of the Common Area is taken as provided above, this lease shall not terminate and the rent payable hereunder shall not be reduced. However, either Landlord or Tenant may terminate this lease if the area of the Common Area following the taking plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center is less than seventy percent (70%) of the area of the Common Area immediately before the taking. Either party may evidence its election to terminate this lease by delivering written notice of termination to the other within thirty (30) days after the condemning authority takes physical possession.

     15.4. Condemnation proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord. However, Landlord shall have no interest in any separate award made to Tenant for its moving and relocation expenses or for the loss of its fixtures and other tangible personal property.

                                   Article XVI

                            Assignment and Subletting

     16.1. Consent required; non-waiver. Tenant shall not assign or in any other manner transfer this lease or any estate or interest therein, sublet all or part of the Demised Premises, or grant a license, concession, or other right off occupancy of any portion of the Demised Premises without Landlord's prior written consent. Landlord's consent to one or more assignments or sublettings shall not operate as a waiver of its rights as to any subsequent assignment or subletting.

     16.2. Corporate stock transfers. If Tenant is a corporation and at any time during the primary term (or any renewal or extension) of this lease the majority owner or owners of either the outstanding voting shares or all outstanding shares of Tenant's capital stock at the time of execution of this lease cease to own a majority of the shares (except as the result of transfers by devise or descent), the loss of majority status shall be deemed an assignment of this lease by Tenant and therefore subject in all respects to the provisions of
Section 16.1. The previous sentence shall not apply, however, if at the time of execution of this lease the outstanding voting shares of Tenant's capital stock are listed on a recognized security exchange or over-the counter market.

     16.3. No release; excess rent. Notwithstanding any assignment or subletting, Tenant and any guarantor of its obligations under this lease shall remain fully responsible and liable for the payment of rent and compliance with all of its obligations hereunder (even if future assignments and sublettings occur after the assignment or subletting by Tenant, and regardless of whether Tenant's approval has been approved for them). Moreover, Tenant shall be bound and obligated to pay Landlord the following excess amounts: if the rental due and payable by a sublessee for both the sublease rental and any bonus or other consideration for or incident to it exceeds the rental payable under this lease or, if with respect to an assignment, license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee exceeds the rental payable under this lease, Tenant shall pay Landlord the excess rental and other excess consideration within ten (10) days after its receipt from the sublessee, assignee, licensee, or other transferee. If there is any assignment or subletting, Tenant shall receive all rentals paid to it by the assignee or sublessee in trust for Landlord, and shall forward the amounts immediately to Landlord without offset or reduction of any kind. Landlord may require Tenant to pay such rentals directly to it as specified in Section 4.1, in which case they shall be applied as a credit and offset to Tenant's rental obligations.

     16.4. Leasehold mortgages. Tenant shall not mortgage, pledge, or otherwise encumber its interest in this lease or in the Demised Premises.

     16.5. Landlord assignment. If Landlord assigns and transfers its interest in this lease and in the building containing the Demised Premise to a person expressly assuming its obligations under the lease, Landlord shall thereby be released from all further obligations hereunder, and Tenant shall look solely to Landlord's successor in interest for performance of the obligations. Landlord may assign and transfer to the successor in interest any security given by Tenant to secure performance of its obligations under this lease, and Landlord shall thereby be discharged of all further related obligations.

                                  Article XVII

                                      Taxes

     17.1. Personal property taxes. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by it in the Demised premises. If the taxes are levied against Landlord or its property and it elects to pay them, of if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on the increase, Tenant shall pay to Landlord upon demand that part of the taxes for which Tenant is primarily liable under this lease.

     17.2. Real estate and general tax increases. Except as provided in Sections
17.1 And 17.3, Landlord shall pay or cause to be paid all general real estate taxes, general and special assessments, parking surcharges, and other governmental charges (collectively "the general taxes") levied against the Shopping Center for each real estate tax year, and Tenant shall reimburse Landlord for a portion of the general taxes through the Common Area Maintenance Charge.

     17.3. Rent or other taxes. If at any time during the primary term of this lease or any renewal or extension thereof a tax or excise on rents or other tax however described (except any franchise, estate, inheritance, capital stock, income or excess profits tax imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this lease or the rents or other charges reserved hereunder, as a substitute in whole or in part, or in addition to the general taxes described in section 17.2, Tenant shall pay to Landlord upon demand, and in addition to the rentals and other charges prescribed in this lease, the amount of the tax or excise. If the tax or excise is levied or assessed directly against Tenant, it shall be responsible for and pay the tax or excise whenever and in the manner required by the taxing authority.

                                  Article XVIII

                         Default by Tenant and Remedies

     18.1. Default and remedies. The following events shall be deemed to be "Events of Default" by Tenant under this lease:

           (1) Tenant fails to pay any installment of rent or other obligation hereunder involving the payment of money and the failure continues for eight (8) days after the date due.

           (2) Tenant fails to comply with any term, provision or covenant of this lease, other than as described in subsection (1) above, and does not cure the failure within fifteen (15) days after written notice thereof to Tenant.

           (3) Tenant or any guarantor of its obligations under this lease becomes insolvent, makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors.

           (4) Tenant or any guarantor of its obligations under this lease files a petition under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar federal or state law or statute, or Tenant or any guarantor of is obligations under this lease is adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of its obligations under this lease.

           (5) A receiver or trustee is appointed for the Demised Premise or for all or substantially all of the assets of Tenant or of any guarantor of its obligations under this lease.

           (6) Tenant deserts or vacates, or commences to desert or vacate, all or a substantial portion of the Demised Premises, or removes or attempts to remove, without Landlord's prior written consent, all or a substantial portion of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.

           (7) Tenant does or permits to be done anything that creates a lien upon the Demised Premises.

     18.1(a) Tenant has the right to cure any defect within 10 days or to start a cure from notice.

If any Event of Default occurs, Landlord may pursue either of the following alternative remedies:

           A. With [can't read word] notice or demand, Landlord may take any action or actions permissible At law to insure performance by Tenant of its covenants and obligations under this lease. If Tenant deserts or vacates the Demised Premises, Landlord may enter upon and take possession in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this lease, without any obligation to relet. Moreover, if Landlord elects to relet the Demised Premises, that action shall not be deemed an acceptance of Tenant's surrender of them unless Landlord expressly notifies Tenant otherwise in writing pursuant to subsection B below. Landlord shall otherwise be reletting as Tenant's agent. Tenant shall pay Landlord on demand any deficiency between the monthly rentals and other charges provided in this lease that are actually collected by Landlord. If there is any default described in subsection (2) of this Section, Landlord may enter upon the Demised Premises, by force if necessary, without being liable for prosecution or any claim for damages, and do whatever Tenant is obligated to do under this lease. Tenant shall reimburse Landlord on demand for all expenses incurred by it in effecting compliance with Tenant's obligations hereunder, together with interest at the rate specified in Section 7.2, and Landlord shall not be liable for resulting damages to Tenant.

           B. Landlord may terminate this lease by giving written notice to Tenant. In such event, Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove, by force if necessary, Tenant and any other person who is occupying all or a portion of the Demised Premises without being liable for prosecution or any claim for damages. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant shall pay to Landlord on demand all loss and damage suffered by it by reason of any termination effected under this subsection B. The loss or damage shall be determined by either of the following alternative measures of damages:

               (i) Until Landlord is able, through reasonable efforts the nature of which shall be at its sole discretion, to relet the Demised Premises, Tenant shall pay to it, on or before the first day of each calendar month, the monthly rentals and other charges provided in this lease. After Landlord relets the Demised Premises, Tenant shall pay to it, on the 20th day of each calendar month, the difference between the monthly rentals and other charges provided in this lease for the preceding calendar month and the amount actually collected by Landlord for that month. If landlord is required to bring suit in order to collect a deficiency, it may allow the deficiency to accumulate and bring an action on several or all of the accrued deficiencies at one time. Such suit shall not prejudice in any way Landlord's right to bring a similar action for subsequent deficiencies. If the amount collected by Landlord from subsequent tenants for a calendar month exceeds the monthly rentals and other charges, the excess shall be credited to Tenant in reduction of its liability for any calendar month for which the amount collected is less than the monthly rentals and other charges. However, Tenant's right to the excess is limited to the above described credit.

               (ii) Landlord may demand a final settlement at any time. Upon such demand, Tenant shall pay the difference between the monthly rentals and other charges provided in this lease for the remainder of the term and the reasonable rental value of the Demised Premises for that period. The difference shall be discounted to present value at the rate of interest agreed on by the parties, or, if there is no such agreement, at the rate allowed by law in the state designated by Section 25.9 (or, if there is no such law, at the rate of 12 percent per annum).

Landlord's election to exercise the remedy prescribed above in subsection A shall in no way prejudice its right at any later time to cancel the election in favor of the remedy provided in subsection B, if at the time of cancellation Tenant is still in default. Similarly, Landlord's election to compute damages in the manner prescribed above by subsection B(i) shall in no way prejudice its right at any later time to demand a final settlement in accordance with subsection B(ii). Pursuit of any of the above remedies shall not preclude pursuit of any other remedy provided elsewhere in this lease or by law. Landlord's forbearance to enforce any remedy provided herein upon an event of default shall not be deemed to constitute a waiver of the default.

     18.2. Other charges. In determining "the monthly rentals and other charges provided in this lease," as that term is used in subsections A and B of Section 18.1, the Minimum Guaranteed Rental (as specified in Section 1.1(g)) shall include the Common Area Maintenance Charge (as specified in Section 5.4).

     18.3. Landlord expenses. In addition to the payments required by subsections A and B of Section 18.1, Tenant shall compensate Landlord for the following: all expenses incurred by Landlord in repossession (including any increase in insurance premiums caused by the vacancy of the Demised Premises), and in reletting (including repairs, remodeling, replacements, advertisements, and brokerage fees); all concessions granted to a new tenant upon reletting (including renewal options); all expenses incurred by Landlord as a direct or indirect result of tenant's default (including any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants of the Shopping Center); and a reasonable allowance for Landlord's administrative efforts, salaries, and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided under this lease and applicable law.

     18.4. Injunction cumulative; remedies. Landlord may restrain or enjoin any breach or threatened breach of Tenant's covenants, duties, and obligations under this lease without having to prove the inadequacy of any legal remedy or irreparable harm. Landlord's remedies under this lease shall be deemed cumulative and not exclusive.

     18.5. Attorney's fees. If Landlord is required, on account of a breach or default by Tenant in any obligation under this lease, to hire an attorney to present, enforce, or defend Landlord's rights or remedies under the lease, Tenant shall pay all attorney's fees incurred by Landlord in that connection.

     18.6. Security Deposit. Landlord acknowledges receipt from Tenant of the sum stated in Section 1.1(i) (Security Deposit), to be held without interest as security for Tenant's performance of its covenants and obligations under this lease. The security deposit may be co-mingled with Landlord's other funds. It is not an advance payment of rental or a measure of Landlord's damages in case of Tenant's default. Whenever an Event of Default by Tenant occurs, Landlord may, without prejudice to any other remedy provided in this lease or by law, use the fund to the extent necessary to make good all arrears of rentals and other damage, injury, expense, or liability caused to it by the Event of Default. Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default, Landlord shall return to Tenant the remaining balance of the Security Deposit upon termination of this lease.

                                   Article XIX

                    Landlord's Contractual Security Interest

     19.1. In addition to the statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due from Tenant under this lease, as well as all damages or loss which Landlord may suffer by reason of Tenant's breach of any covenant, agreement, or condition. Landlord's security interest shall be upon all of Tenant's goods, wares, equipment, fixtures, furniture, improvements, and other personal property presently or subsequently situated on the Demised Premises. Tenant shall not remove the property without Landlord's consent until it pays and discharges all arrearages in rent and other sums of money then due or to become due to Landlord and fully complies with and performs all of its covenants, agreements, and conditions. Whenever an event of default by Tenant occurs, Landlord may, in addition to any other remedy provided herein, enter upon the Demised Premises and take possession of all of Tenant's goods, wares, equipment, fixtures, furniture, improvements, and other personal property situated on the Demised Premises, without liability for trespass or conversion. Landlord may sell the property at public or private sale, regardless of whether it has the property there, after it gives Tenant reasonable notice of the time and place of sale. Landlord or its assigns may, unless otherwise prohibited by law, purchase any property at the sale. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if notice is given in the manner prescribed in this lease at least ten (10) days before the time of sale. The proceeds of the sale, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall immediately pay all deficiencies. At Landlord's request, Tenant shall execute and deliver to it a financing statement in form sufficient to perfect Landlord's security interest in the above property and sales proceeds under the applicable provisions of the Uniform Commercial Code (or corresponding state statute) in the state in which the property is located, as well as under any other state law that Landlord considers to be applicable.

                                   Article XX

                                  Holding Over

     20.1. If Tenant remains in possession of the Demised Premises after this lease expires and without executing a new lease, it shall be deemed to be occupying them as a tenant from month to month at a rental equal to 150% of the Minimum Guaranteed Rental provided herein, plus a monthly proration of the Common Area Maintenance Charge then in effect. Tenant shall also be subject to all the conditions, provisions, and obligations of this lease to the extent they are applicable to a month to month tenancy.

                                   Article XXI

                                  Subordination

     21.1. Subordination. Tenant accepts this lease subject and subordinate to any existing or subsequent mortgage, deed of trust, or other lien, or its renewal or extension, upon the Demised Premises or the Shopping Center as a whole. The mortgagee may at any time subordinate the mortgage, deed of trust, or other lien to this lease. However, notwithstanding that this lease may be (or made to be) superior to the mortgage, deed of trust, or other lien, the provisions of that lien relative to the mortgagee's rights with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) or insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to contrary provisions in this instrument regarding the payment or usage thereof. Landlord shall have full and irrevocable power and authority to subordinate this lease to any future mortgage, deed of trust, or other lien placed upon the Demised Premises or the Shopping Center as a whole, and Tenant shall upon demand execute all further instruments requested by Landlord subordinating this lease. However, Landlord shall, upon Tenant's written request and notice to it, use good faith efforts to obtain the mortgagee's written agreement that Tenant's rights shall remain in full force and effect during the term of this lease so long as Tenant continues to recognize and perform all of its covenants and conditions.

     21.2. Tenant Remedies. Whenever the holder of an indebtedness secured by an outstanding mortgage, deed of trust, or other lien covering Landlord's interest in the Demised Premises gives Tenant written notice of its interest in this lease, Tenant may not exercise any remedies for Landlord's default until the holder receives written notice of the default and a reasonable time for curing the default has elapsed.

                                  Article XXII

                              Merchants Association

     22.1. If Landlord organizes a merchants association composed of tenants in the Shopping Center, Tenant shall join and maintain membership in the association, pay all dues and assessments fixed and determined by it, and comply with all its other bylaws, rules, and regulations.

                                 Article XXIII

                                     Notices

     23.1. Any notice required or permitted under this lease shall be in writing. The notice, or any other required or permitted document, shall be deemed to be delivered when actually received by the designated addressee, or, if earlier (and regardless of whether actually received), when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested. The notice or document shall be addressed to the parties at their respective addresses set forth in Section 1.1 (or, if Landlord so elects, to Tenant at the Demised Premises), or at any other address previously specified by them by written notice.

                                  Article XXIV

                            Governmental Regulations

     24.1. Landlord and Tenant acknowledge that there are in effect federal, state, county, and municipal laws, orders, rules, directives, and regulations (collectively the "Regulations") and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Demised Premises or the Shopping Center and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and conduct of business. Subject to the express rights granted to Tenant under the terms of this lease, Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment, or do anything or permit anything to be done that would violate any of the laws, regulations, or guidelines. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Shopping Center to the Demised Premises or any charges imposed upon customers or other invitees under the Regulations.

                                  Article XXV

                                  Miscellaneous

     25.1. Relationship of parties. Nothing contained in this lease shall be deemed or construed by the parties, or by a third party, to create the relationship of principal and agent, of partnership, or of joint venture between them. No provision contained herein, including the method of computation of rent, and no acts of the parties shall be deemed to create any relationship between them other than the relationship of landlord and tenant.

     25.2. Separate rent obligation. Tenant shall not for any reason withhold or reduce its required payments of rentals and other charges. Landlord's obligations under this lease are independent of Tenant's obligations, except as expressly provided otherwise. In this regard, if Landlord commences proceedings against Tenant for nonpayment of rentals or any other sum due and payable under this lease, Tenant shall not interpose any counterclaim or other claim against Landlord. If Tenant does so, Landlord may, in addition to its other lawful remedies, move to have the counterclaim or other claim severed out of the proceedings. The proceedings may then proceed to final judgment separately and apart from, and without consolidation with or reference to, the status of the counterclaim or other claim.

     25.3. No recourse. Landlord's liability to Tenant for any default under this lease shall be limited to the sale proceeds on execution of Landlord's interest in the Demised Premises. Landlord shall not be personally liable for any deficiency, except that it shall, subject to the provisions of Section 18.6, remain personally liable to account to Tenant for any security deposited hereunder. This clause shall not be deemed to limit or deny any remedy, which does not involve Landlord's personal liability, that Tenant may have in case of Landlord's default.

     25.4. Consent discretionary. Except as otherwise provided in this lease, whenever prior consent or permission of Landlord or Tenant ("first party") is required before the other party ("second party") is authorized to take a particular type of action, the decision to do so shall be within the absolute discretion of the first party.

     25.5. Non-waiver. A waiver by either party of one or more covenants, terms, or conditions of this lease shall not be construed as a waiver of a subsequent breach of the same covenant, term, or condition. The first party's consent to or approval of any act by the second party shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. The subsequent acceptance of Minimum Guaranteed Rental, Common Area Maintenance Charge or other additional rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this lease, other than the failure of Tenant to pay the particular amounts so accepted regardless of Landlord's knowledge of such preceding breach at the time of such acceptance.

     25.6. Delays beyond Landlord's control. Whenever a provision of this lease prescribes a time period for Landlord to take action, it shall not be liable or responsible for, and there shall be excluded from the computation of that period, all delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or other causes that are beyond Landlord's reasonable control.

     25.7. Estoppel certificate. Tenant shall, at Landlord's request, execute and deliver to it a statement in recordable form certifying that the lease is unmodified and in full force and effect (or if there have been modifications, that they are in full force and effect), and certifying as to such other matters as Landlord may reasonable request.

     25.8. Governing law; partial validity; venue. The interpretation, validity, performance, and enforcement of this lease shall be governed by the laws of the State of Maryland. If any provision is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby. Venue for any action under this lease shall be Baltimore County, Maryland.

     25.9. Headings. Headings in this lease are for convenience and reference only and shall not be used to limit, amplify, or otherwise construe its provisions.

     25.10. Number; gender. Whenever used in this lease, the singular number shall include the plural, and words of any gender shall include each other gender.

     25.11. Binding effect. The terms, provisions, and covenants of this lease shall be binding upon and inure to the benefit of both parties and their respective heirs, successors in interest, and legal representatives, except as otherwise expressly provided herein.

     25.12. Modification; entire agreement. This lease contains the entire agreement between the parties. No other agreement shall be effective to change, modify, or terminate this lease, in whole or in part, unless in writing and duly signed by both parties. Each party acknowledges that it is not relying on any representation or promise of the other, except as expressly set forth herein.

     25.13. Counterparts. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     25.14. Waiver of jury trial. Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Demised Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

     25.15. Modification for lender. If, in connection with obtaining construction, interim, or permanent financing or refinancing for the Shopping Center, the lender shall make a written request to Tenant to make reasonable modifications in this lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, unless in the reasonable judgment of Tenant, the proposed modification would increase the obligations of Tenant hereunder or adversely affect the leasehold interest created hereby or Tenant's rights hereunder.

     25.16. Brokerage Commissions. The parties acknowledge and agree that there are no brokers, agents or finders involved in this transaction, and Landlord and Tenant agree to indemnify and hold harmless each other from and against any brokerage or commission fees claimed for having assisted the indemnifying party in connection with the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

WITNESS/ATTEST:                        CDK & ASSOCIATES LIMITED PARTNERSHIP

_________________________              By:    _________________________(SEAL)
                                       Name:  _________________________
                                       Title: _________________________

                                       CHESAPEAKE BANK OF MARYLAND
/s/ William J. Bocek, Jr.
-------------------------              By:    /s/ R. Thomas Jefferson     (SEAL)
                                              -------------------------
                                       Name:  Thomas Jefferson
                                       Title: President